UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 13, 2010
CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
CSC HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 803-2300
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 13, 2010, BBHI Holdings LLC (“Holdings Sub”), BBHI Acquisition LLC (“Acquisition Sub”) and CSC Holdings, LLC (“CSC Holdings”), each of which is a wholly owned subsidiary of Cablevision Systems Corporation (“Cablevision”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bresnan Broadband Holdings, LLC (“Bresnan Cable”) and Providence Equity Bresnan Cable LLC. Pursuant to the Merger Agreement, Holdings Sub has agreed to acquire Bresnan Cable and its subsidiaries (collectively, “Bresnan”), on the terms and subject to the conditions set forth in the Merger Agreement, as briefly described below. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement, a copy of which has been filed as an exhibit to this Current Report on Form 8-K. Bresnan operates cable systems in Colorado, Montana, Wyoming and Utah that pass more than 630,000 homes and serve more than 300,000 basic subscribers.
     Pursuant to the Merger Agreement, Acquisition Sub will merge with Bresnan Cable (the “Merger”), with Bresnan Cable being the surviving entity and becoming a direct wholly owned subsidiary of Holdings Sub and an indirect wholly owned subsidiary of Cablevision and CSC Holdings. Holdings Sub will pay a cash purchase price for Bresnan of $1.365 billion, subject to a working capital adjustment and certain other potential reductions as set forth in the Merger Agreement. Substantially all of the Funded Indebtedness of Bresnan Cable shall be paid from the sale proceeds at the Closing, with any remaining amounts counting as a reduction to the purchase price.
     The closing of the transactions contemplated by the Merger Agreement is subject to various customary closing conditions, including antitrust clearance and receipt of FCC approvals and franchise approvals covering not less than 80% of Bresnan Cable’s Basic Subscribers as of the date of the Merger Agreement. In addition, the closing will not occur until a marketing period of 30 consecutive days (subject to certain exceptions and adjustments) has elapsed following satisfaction of all of the conditions to closing for the purposes of permitting the marketing and syndication of the Debt Financing discussed below.
     Subject to certain conditions, the Merger Agreement can be terminated by either Holdings Sub or Bresnan Cable if the closing shall not have occurred by December 13, 2010 (the “End Date”), provided that if the conditions relating to antitrust clearance, FCC approvals and franchise approvals have not been satisfied by such date, or if such conditions have been satisfied but the marketing period has not yet ended as of such date, either party can extend the End Date to March 13, 2011. In addition, if on March 13, 2011, the conditions relating to FCC approval and franchise approvals are not satisfied, Holdings Sub can extend the End Date to June 13, 2011.
     CSC Holdings, the direct parent of Holdings Sub, has agreed to pay a termination fee of $50 million (the “Termination Fee”) if the closing does not occur solely due to (i) a termination of the Merger Agreement by Bresnan Cable as a result of a material breach by Holdings Sub or (ii) the failure to receive antitrust clearance or FCC approval (subject to the right of the parties to extend the End Date to March 13, 2011 as described above). In addition, if Holdings Sub exercises its right to extend the End Date beyond March 13, 2011, the Termination Fee will be payable by CSC Holdings if the closing does not occur by such date. CSC Holdings has provided to Holdings Sub a commitment to pay $380 million for equity securities of Holdings Sub, subject to the satisfaction of all closing conditions and funding of the Debt Financing. The amount of the equity commitment is subject to increase upon any decrease in the amount of the cash proceeds to be received under the Debt Commitment Letter due to the exercise of the “market flex” provisions applicable thereto. Except as described in this paragraph, neither Cablevision nor any of its subsidiaries other than Holdings Sub or Acquisition Sub have any obligations under the Merger Agreement or with respect to the transactions contemplated thereby.
     In connection with the execution of the Merger Agreement, Holdings Sub has entered into the Debt Commitment Letter with Bank of America, N.A. and certain of its affiliates, and Citigroup Global Markets Inc., pursuant to which the lenders have committed to provide Holdings Sub with an aggregate of $1.065 billion of Debt Financing. Neither Cablevision nor any of its subsidiaries other than Holdings Sub, Acquisition Sub and, after the Closing, Bresnan will have any payment obligations or liability with respect to the debt issued in the Debt Financing. In addition to certain other conditions, the funding of the Debt Financing is contingent on the closing of the Merger and the prior or simultaneous funding of CSC Holdings’ equity commitment. The Debt Financing is also subject to certain “market flex” provisions that could decrease the amount of cash proceeds received by Holdings Sub under certain circumstances. The funding of the Debt Financing is not a condition to the Merger or to the obligations of Holdings Sub or Acquisition Sub under the Merger Agreement.
     The closing of the transaction is expected to occur during late 2010 or in the first quarter of 2011. However, there can be no assurances that the conditions to closing set forth in the Merger Agreement will be satisfied or waived or that the closing will occur.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and incorporated into this Item 1.01 by reference.
     In addition, the representations, warranties and covenants made in the Merger Agreement by Holdings Sub, Acquisition Sub and Bresnan Cable are qualified by and subject to important exceptions and other limitations contained in the agreement and the schedules thereto that were agreed to by the parties to the Merger Agreement in connection with negotiating the terms and conditions of the Merger Agreement. In particular, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which the parties may have the right not to close the transactions contemplated by the Merger Agreement if the representations and warranties of the other party or parties are not true and correct at signing or Closing and not for the purpose of establishing the matters covered as facts.
Item 9.01 Financial Statements and Exhibits
     (d)

2.1	Agreement and Plan of Merger, dated as of June 13, 2010, among Bresnan Broadband Holdings, LLC, Providence Equity Bresnan Cable LLC, BBHI Holdings LLC, BBHI Acquisition LLC and, solely for the purposes of Sections 5.4(c) and 8.2(d), CSC Holdings, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael Huseby
	Name:	Michael Huseby
	Title:	Executive Vice President & Chief Financial Officer

Dated: June 17, 2010
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)
By:	/s/ Michael Huseby
	Name:	Michael Huseby
	Title:	Executive Vice President & Chief Financial Officer

Dated: June 17, 2010

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